UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

(Amendment No. 1)

General Form for Registration of Securities

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

YINHANG INTERNET TECHNOLOGIES DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	27-2564032
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

Central Agricultural Broadcasting and Television School Building
No. 2 Courtyard, North office area,
Department of Agriculture,
Maizidian Street, Chaoyang Dist.
Beijing, China 1000000

(Address of Registrant’s Principal Executive Offices, including Zip Code)

86-010-65002082

(Registrant’s telephone number, including area code)

Securities to be Registered pursuant to Section 12(b) of the Act:

None

Securities to be Registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

1

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Business.

Business Development.

Yinhang Internet Technologies Development, Inc. (“we”, “us”, “our”, the "Company" or the "Registrant") was incorporated in the State of Nevada on May 5, 2010 under the name of Time Essence, Inc. On May 2, 2012, we changed our name to Yinhang Internet Technologies Development, Inc. Since inception on May 5, 2010, we have been engaged in organizing ourself and obtaining initial financing. We were formed as a vehicle to pursue a business combination, but to date, have made no efforts to identify a possible business combination. As a result, we have not conducted negotiations or entered into a letter of intent concerning any target business. Our business purpose is to seek the acquisition of or merger with, an existing company. We selected December 31 as our fiscal year end. On April 25, 2012, Mark Crone resigned from all offices and from the Board of Directors. On April 25, 2012, we established our new Board of Directors. Yong Xu is the Chief Executive Officer and Chairman of the Board of Directors. Xueyi Gao is the Chief Financial Officer and Secretary of the Board.

The Company is an “emerging growth company” (“EGC”), that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (“the JOBS Act”), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commission’s (“SEC’s”) reporting and disclosure rules (See Emerging Growth Companies Section Below).

Business of Issuer.

Based on our proposed business activities, we are a "blank check" company. The U.S. Securities and Exchange Commission (the “SEC”) defines a "blank check" company as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, we also meet the definition of a “shell company,” because we have no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The analysis of new business opportunities will be undertaken by or under the supervision of our management. As of this date we have not entered into any definitive agreement with any party, nor have we had any specific discussions with any potential business combination candidate regarding a potential business. We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In our efforts to analyze potential acquisition targets, our management will consider the following factors:

☐	Potential for growth, indicated by new technology, anticipated market expansion or new products;

☐	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

☐	Strength and diversity of management, either in place or scheduled for recruitment;

☐	Capital requirements and anticipated availability of required funds, to be provided from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

☐	The cost of our participation as compared to the perceived tangible and intangible values and potentials;

☐	The extent to which the business opportunity can be advanced; and

2

☐	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be controlling, our management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to our limited capital, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Form of Acquisition.

The manner in which we participate in an opportunity will depend upon the nature of the opportunity, our needs and desires and the needs and desires of the promoters of the opportunity, and our negotiating strength compared to that of the promoters of the business opportunity. The Company will seek out and investigate business opportunities through every reasonably available fashion, including management’s personal network. The Company will consider every opportunity presented to it. Currently, the Company is unaware of how many people will be contacted or solicited or what their relationship to the Company will be. All solicitations to potential investors will be made in compliance with federal securities law.

While the Company may at some point pay cash or issue securities as finder’s fees, at this time, the Company is not aware of what finders’ fees, if any, will be paid. Yinhang does not yet have an agreement to acquire a target company and will consider every opportunity presented to it, including companies with relationships with Yinhang’s affiliates. Yinhang does not have a corporate policy which prohibits such related party transactions.

For any merger with or acquisition of another company, Yinhang expects to have about at least 95% ownership stake in a merger with or acquisition of a target company. Yinhang will acquire more than 50% interest of another company, and will not acquire a 50% or less interest of another company. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. At this time, we are open to every opportunity presented to us. We do not have a minimal transaction value required of any target company in a merger or acquisition by Yinhang. Yinhang does not intend to provide shareholders with complete disclosure concerning a target company and its business, including audited financial statement, before any merger or acquisition, unless required by applicable state and federal laws.

Yinhang’s reporting obligations under the Exchange Act may have an adverse effect on the pool of potential merger or acquisition candidates, particularly the requirement for certified financial statements of acquired companies. The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Yinhang is open to all types of transactions at this time. Yinhang will evaluate each opportunity case by case. At this time, Yinhang does not have any arrangements that the payment of compensation to any director, officer, or promoter is a condition to which a target company must agree.

It is likely that we will participate in a business opportunity through the issuance of our common stock or other securities. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, the Registrant’s current stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, the Registrant’s current stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to our current stockholders.

In addition, depending upon the transaction, the Registrant’s current stockholders may be substantially diluted to less than 20% of the total issued and outstanding shares of the surviving entity and possibly even eliminated as stockholders by an acquisition.

3

Our current stockholders will likely not have control of a majority of our voting securities following a reorganization transaction. As part of such a transaction, our directors may resign and one or more new directors may be appointed without any vote by our stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by our stockholders. In the case of a statutory merger or consolidation to which we are a direct party, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of our outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

We anticipate that investigating specific business opportunities and negotiating, drafting and executing relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If we decide not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached to participate in a specific business opportunity, if we fail to consummate the transaction we may lose any costs that we incurred.

We presently have no employees apart from our management. Our officers and directors are engaged in outside business activities and expect to devote very limited time to our business until the acquisition of a successful business opportunity has been identified. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

☐	(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

☐	(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

☐	(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

☐	(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. This exemption is also available to us as a smaller reporting company according to Section 404(c) of the Sarbanes-Oxley Act of 2002. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

4

Item 1A. Risk Factors.

There may be conflicts of interest between our management and our non-management stockholders and management may have incentives to act adversely to the non-management stockholders.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of our stockholders. A conflict of interest may arise between our management’s personal pecuniary interest and its fiduciary duty to our stockholders. If we and the other blank check companies that our management may be affiliated with in the future desire to take advantage of the same opportunity, then those members of management that are affiliated with both companies would abstain from voting upon the opportunity. In the event of identical officers, directors, and members of management, such individuals will arbitrarily determine the company that will be entitled to proceed with the proposed transaction.

Our business is difficult to evaluate because we have no operating history and our stockholders will not know what business we will enter into until we effectuate a transaction.

As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. We have had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

There is competition for companies that are suitable for a transaction of the type contemplated by our management and as a non-trading company we are at a competitive disadvantage to some of our competitors which could reduce the likelihood of us consummating a deal.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

We are a development stage company and our future success is highly dependent on the ability of management to locate and attract a suitable acquisition candidate.

We were incorporated in May 2010 and are considered to be in the development stage. The nature of our operations is highly speculative, and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We have no existing agreement for a business combination or other transaction and there is no guarantee that we will be able to negotiate a transaction that will benefit our stockholders.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

Management anticipates devoting very limited time to our affairs. Our officers have not entered into written employment agreements with us and are not expected to do so in the foreseeable future. Management devotes approximately 15 hours a week to seek a target company. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

5

Auditor’s ‘Going Concern’ Opinion.

The Independent Auditor's Report issued in connection with our audited financial statements as of December 31, 2011 and 2010 and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2011 and the periods from May 5, 2010 (inception) through December 31, 2010 and 2011, expressed "substantial doubt about our ability to continue as a going concern." As discussed in Note 3 to the financial statements, the Company has a working capital deficit and a deficit accumulated during the development stage at December 31, 2011 and has incurred net losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While we attempt to commence operations and generate revenues, our cash position may not be sufficient enough to support our daily operations.  We intend to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement our business plan and generate revenues provide the opportunity for us to continue as a going concern.  While we believe in the viability of our strategy to generate revenues and in our ability to raise additional funds, there can be no assurances to that effect.  Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail or are unable to comply with SEC reporting requirements may delay or preclude an acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

There is currently no trading market for our common stock, and the liquidity of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act of 1933, as amended (the “Securities Act”). Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. In addition, holders of our common stock may not rely on Rule 144 of the Securities Act of 1933 and must register any re-sales of common stock under the Securities Act of 1933.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

6

We may need to register shares of our common stock for resale in order to create liquidity in our common stock.

Shares of our common stock issued prior to or in connection with a business combination or reverse merger cannot be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act and will continue to be subject to such restriction for at least a year after we complete a business combination. As a result, in order to create liquidity in our common stock we may need to register shares of our common stock for resale. The registration process can be lengthy and we cannot control the registration process as some matters are outside our control. Even if we are successful in registering the resale of shares of our common stock, there is no assurance that such registration will substantially improve the liquidity of our common stock.

Current shareholders, and persons who desire to purchase the Common Stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the Common Stock.

Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by "blank check" companies. These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

(a) Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;

(b) Not eligible for the transaction exemption from registration for non-issuer transactions by a registered broker-dealer;

(c) Not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;

(d) Not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;

(e) Not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of blank check. Specific limitations on such offerings have been adopted in:

Alaska	Nevada	Tennessee
Arkansas	New Mexico	Texas
California	Ohio	Utah
Delaware	Oklahoma	Vermont
Florida	Oregon	Washington
Georgia	Pennsylvania
Idaho	Rhode Island
Indiana	South Carolina
Nebraska	South Dakota

Any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.

We have never paid dividends on our common stock and if we do not pay dividends in the future then our stockholders can only benefit from their shares by selling such stock either in the public market or in a private transaction.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the future. We anticipate that we will reinvest any funds available for payment of dividends into the Company to further our business strategy.

7

Any business combination or acquisition we enter into may subject us and the other party to the transaction and our respective stockholders to certain adverse tax consequences, which may make it more difficult to find an acquisition candidate or subject the parties to additional taxes.

We may not be able to structure an acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have no revenue unless and until we merge with or acquire an operating business.

We are a development stage company and will have no revenue from operations. We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

We intend to issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Articles of Incorporation authorize the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 10,000,000 shares of blank check preferred stock. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock may be materially adversely affected.

Our principal stockholders may engage in a transaction to cause us to repurchase their shares of common stock.

In connection with any proposed business opportunity, our stockholders may cause us to sell our securities to one or more third parties, with the proceeds of such sale(s) being used to repurchase shares of common stock held by them. As a result of such transaction(s), our management, principal stockholder(s) and Board of Directors may change. At this time, there are no lock-up agreements between the principal shareholders to ensure that they will not sell their shares until a business transaction is completed.

We have conducted no market research to identify prospective business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to us. Therefore, we have no assurance that there is any demand for the type of transaction that we contemplate or that we will be able to acquire a business opportunity on terms favorable to us or our stockholders. Decisions as to the business opportunity in which to participate will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

Following an acquisition or business combination our shares may be subject to the “penny stock” rules, which might interfere with the development of an active trading market for our common stock, restrict the ability of our stockholders to sell their shares and have a negative impact on the price of our common stock.

If, after an acquisition or business combination, our common stock becomes tradable in the secondary market, we may be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

8

If we are subject to the penny stock rules, the trading activity in the secondary market for our common stock may be significantly adversely affected. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may also restrict the ability of broker-dealers to sell shares of our common stock and adversely affect your ability to resell shares of our common stock. Failure to develop or maintain an active trading market for our common stock will have a generally negative effect on your ability to sell your shares of common stock and substantially increase the impact that any such sales have on the share price. Your investment could be a partial or complete loss.

We cannot assure you that following an acquisition or business combination, our common stock will be listed on NASDAQ or any other securities exchange, which may restrict the ability of our stockholders to sell shares of our common stock and limit our ability to raise additional capital through the sale of our securities.

Following an acquisition or business combination, we may apply to list our common stock on a stock exchange. However, we cannot assure you that we will be able to meet the initial listing standards of such stock exchange, or that we will be able to meet the continuing listing standards of such stock exchange. After completing a business combination, until our common stock is listed on a stock exchange, we expect that our common stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the “pink sheets,” where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we may be subject to the "penny stock" rules discussed above, which may adversely affect the liquidity of our common stock. This would also make it more difficult for us to raise additional capital following a business combination.

Our authorized blank check preferred stock could be used to discourage a transaction that involved an actual or potential change in control of us or our management.

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of blank check preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

As an emerging growth company, we are permitted to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBs Act, which allows us to delay the adoption of new or revised accounting standard applicable to public companies until the standard becomes mandatory for private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

These forward-looking statements are based on the beliefs of our management, as well as assumptions made by and information currently available to our management. When used in this registration statement, the words "estimate," "project," "believe," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to risks and uncertainties that may cause our actual results to differ materially from those contemplated in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this registration statement. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this registration statement or to reflect the occurrence of unanticipated events.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Plan of Operations.

We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

9

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

☐	filing of Exchange Act reports, and

☐	consummating an acquisition.

The estimated costs that Yinhang will incur as a result of operating as a public company are about $400,000, which include around $150,000 to file our Exchange Act reports over the next 12 months and around $200,000 to achieve these milestones described below over the next 12 months. The steps associated with the consummation of an acquisition as follows: first, we will seek a target company through our friends and connections. Once we find a target company, we will perform due diligence on the target company through a professional service, then we will negotiate with the target company about consideration. We currently use about $20,000 in our operations on a monthly basis.

We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary, to be loaned by or invested in us by our stockholders, management or other investors. On June 10, 2012, our majority shareholder Yong Xu signed a commitment letter with us (the “Commitment Letter). Pursuant to the Commitment Letter, Yong Xu will pay for all the expenses of Yinhang and Yinhang will repay Yong Xu once it is profitable.

We are in the development stage and have negative working capital, negative stockholders’ equity and have not earned any revenues from operations to date. These conditions raise substantial doubt about our ability to continue as a going concern. We are currently devoting our efforts to locating merger candidates. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our officers and director have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

10

Comparison of Three Months Ended March 31, 2012 and March 31, 2011

The following table presents certain unaudited statement of operations information for the three months ended as of March 31, 2012 and March 31, 2011.

	Three Months Ended
	March 31, 2012	March 31, 2011
Revenues, net	$-	$-
General and Administrative Expenses	$548	$48
Total Operating Expenses	$548	$48

For the three months ended March 31, 2012 and March 31, 2011, we did not generate any revenue. Our total operating expenses for the three months ended March 31, 2012 were $548, compared to $48 for the same period in 2011.

Liquidity and Capital Resources

Our cash and cash equivalents were $674 as of March 31, 2012 and $522 as of December 31, 2011. Net cash used in operating activities was $848 for the three months ended March 31, 2012, compared to $48 for the same period in 2011, a decrease of $800. Net cash provided by financing activities was $1,000 for the three months ended March 31, 2012, compared to $2,000 of net cash used in financing activities for the same period in 2011.

Capital Resources

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary, to be loaned by or invested in us by our stockholders, management or other investors. On June 10, 2012, our majority shareholder Yong Xu signed a commitment letter with us (the “Commitment Letter). Pursuant to the Commitment Letter, Yong Xu will pay for all the expenses of Yinhang and Yinhang will repay Yong Xu once it is profitable.

Item 3. Properties.

None.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Security Ownership of Certain Beneficial Owners.

The following table sets forth as of May 2, 2012, except as otherwise set forth in the footnotes to the table, the beneficial ownership of common stock for (1) each person who is the beneficial owner of 5% or more of our outstanding common stock, (2) each executive officer, (3) each director, and (4) executive officers and directors as a group.

11

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Officers and Directors
Yong Xu, Chief Executive Officer and Chairman of the Board of Directors Beijing Shi ChaoYang Qu CuiGeZhuang Xiang da Wang Jing 45b hao China	56,000	35%
Xueyi Gao, Chief Financial Officer and Secretary of the Board Ningxia Sheng, Qingtongxia Shi, Qinglv Jituan, Jiashuyuan, 1-05614, China	-	*
Yahong Zhao, Director and Executive Manager HeBei Sheng HanDan Shi Fuxing Lu Jianshe Da Jie 59 hao 1 HaoLou Sandan Yuan 3 Hao China	72,000	45%
Yinghua Zhang, Director and Vice Chairman Jiang Su Sheng Xu Zhai Shi Guanshan Lu Sheng Mei Jian Gong Si 1#101 China	16,000	10%
Zhenlin Song, Director and Chairman Assistant Liaoning Shen Pan Jin Shi Xing Long Tai Gu Zhen Xingjie She Ji Yuan She Lu 19-1-201 China	8,000	5%
Suhang Jiang, Director and Marketing Director Liaoning Sheng Dandong Shi Zhen Xin Lu Fu Chun Jie 82#- 1#101 China	8,000	5%
Officers and Directors as a group (6 persons)	160,000	100%

*Less than 1%

Change in Control.

We are not aware of any arrangements that may result in a change in control of the Company.

Item 5. Directors and Executive Officers.

Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position	Year

Yong Xu	44	Chief Executive Officer and Chairman of the Board of Directors	2012
Xueyi Gao	49	Chief Financial Officer and Secretary of the Board	2012
Yahong Zhao	47	Director and Executive Manager	2012
Yinghua Zhang	35	Director and Vice Chairman	2012
Zhenlin Song	54	Director and Chairman Assistant	2012
Suhang Jiang	30	Director and Marketing Director	2012

Yong Xu has over 20 years experience in marketing and business management and planning. From September 2009 to March 2012, Mr. Xu was the Chief Executive Officer of Yinhang Internet Technologies Development Inc., a media, internet and mobile e-business company. From May 2007 to August 2009, Mr. Xu was the Chief Executive Officer for Beijing Zhangeton E-business Ltd., a media, internet and mobile e-business. Mr. Xu has a Bachelor’s degree in business management.

Xueyi Gao has many years of management experience for manufacturing, real-estate, and construction enterprises. In addition, he has experience working for publicly-traded companies in their internal control and tax planning groups. From September 2005 to February 2009, Mr. Gao was the Chief Financial Officer for Beijing Shuntiantong Real-Estate Group, a high-tech company manufacturing construction materials. From March 2009 to February 2012, he was the Chief Financial Officer for Beijing Yigao Shiji Technology Inc., a company primarily engaged in the manufacture of construction materials. Since February 2012, Mr. Gao has been the Chief Financial Officer and Secretary for Yinhang Internet Technologies Development Inc., a mobile e-business media company.

Yahong Zhao has more than 20 years business management experience. From May 2007 to August 2009, Ms. Zhao was the Chief Operating Officer at Beijing Zhangetong E-business Ltd., a media, internet and mobile e-business company. Since September 2009, Ms. Zhao has been the Chief Operating Officer at Yinhang Internet Technologies Development Inc., a mobile e-business media company. She has a Bachelor’s degree in economics.

Zhenlin Song is a numerical control automation engineer. Mr. Song has over 20 years of experience in internet and wireless internet product development and management, in particular, internal and mobile phone application product development. Mr. Song has been a product manager and director for internet and wireless internet product research and development companies. Mr. Song has designed business management software and internet application products. From July 2005 to September 2010, Mr. Song was the General Manager for Panjin Zhifeng Electronic Technology Development Co., Ltd., a company manufacturing Internet software and voice recognition system. Since September 2009, he has been the Technology Director for Yinhang Internet Technologies Development Inc., a mobile e-business media company.

12

Yinghua Zhang has over 15 years of experience in internet and new media, including e-commerce. In 2005 Mr. Zhang founded and served as the Chief Executive Officer of China Net Online Holding Inc., an advertising and marketing and sales management services company. He is also the founder of 58.com, the biggest category website, providing information regarding real-estate, yellow page, second hand products trading and other services relating to daily life, and www.zhubajie.com, an e-business service company. In 2008, he founded and served as the Chairman of the Board of Maidu Fengshang e-business company, a e-business service company. He was a partner and the Chief Operating Officer of SinoCredit Corporation, the largest financial internet company in China. Since 2009, Mr. Zhang has served as the Vice President of Yinhang Internet Technologies Development Inc. Mr. Zhang has a Bachelor’s degree from the Beijing Institute of Technology.

Suhang Jiang is very experienced in teaming building and management. From August 2010 to present, Mr. Jiang was the Marketing Director at Yinhang Internet Technologies Development Inc., a mobile e-business media company. From October 2005 to July 2010, he was the Chief Executive Officer at Dandong Jiaritong Trading Co. Ltd, a private internet and mobile e-business company. Mr. Jiang has a Bachelor’s degree in economics.

Significant Employees.

None.

Family Relationships.

None.

Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Company during the past ten years.

Item 6. Executive Compensation.

Executive Officers and Directors Compensation.

The Company’s executive officers and directors have not received any cash remuneration since inception and will not receive any remuneration until the consummation of an acquisition. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity. Our executive officers and directors intend to devote very limited time to our affairs.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the Company has adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its executive officers and directors.

There are no understandings or agreements regarding compensation our management will receive after a business combination. There are no agreements or understandings for any director or officer to resign at the request of another person and that no director or officer is acting on behalf of or will act at the direction of any other person.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Transactions with Related Parties.

On June 23, 2010, we issued 100,000 shares of our common stock to Mark Crone, the former President, Chief Financial Officer, Secretary and sole Director of our company, for past services rendered in the amount of $5,000. Mark Crone resigned from all offices and from the board of directors on April 25, 2012.

13

The Crone Law Group which is owned by Mark Crone, paid business license and operating expenses on our behalf in the amount of $2,242 ($1,673 during fiscal 2010 and $569 during fiscal 2011) for which we provided reimbursement. As of December 31, 2011 and 2010, the amount payable to The Crone Law Group was $800. As of March 31, 2012, the amount payable to The Crone Law Group was $500.

On June 23, 2010, we issued 100,000 shares of our common stock to Bosch Equities, L.P., (“Bosch Equities”) a California limited partnership, for cash in the amount of $5,000. On March 14, 2011, we repurchased 40,000 shares of Common Stock (the “Shares”) for the purchase price of $2,000.

On April 25, 2012, Mark Crone entered into a Stock Purchase Agreement with Yong Xu, Yahong Zhao, Yinghua Zhang, Zhenlin Song, and Suhang Jiang, who are our current executive officer and directors (the “Current Officers”). Pursuant to the Stock Purchase Agreement, Mark Crone sold 100% of his shares in the Company to the Current Officers for a total purchase price of $21,875.

On April 25, 2012, Bosch Equities entered into a Stock Purchase Agreement with the Current Officers. Pursuant to the Stock Purchase Agreement, Bosch Equities sold 100% of its shares in the Company to the Current Officers for a total purchase price of $13,125.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

Directors Independence.

We have not established our own definition for determining whether our director is “independent” nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company. Nor have we established any committees of the Board of Directors.

Given the nature of our company, its limited stockholder base and the current composition of management, the Board of Directors does not believe that we require any corporate governance committees at this time. The Board of Directors takes the position that management of a target business will establish its own Board of Directors, establish its own definition of “independent” as related to directors and nominees for directors, and establish committees that will be suitable for its operations after the Company consummates a business combination.

Item 8. Legal Proceedings.

Presently, we are not a party and none of our property is subject to any pending legal proceedings, and we know of no proceedings that are threatened or contemplated against us.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information.

There is no established public trading market for our common stock. We have no outstanding options or warrants or other securities convertible into shares of our common stock. None of our issued and outstanding shares of common stock can be sold pursuant to Rule 144 and we have not agreed to register any shares of our common stock under the Securities Act for sale by our stockholders. We have not offered, or publicly proposed to offer, shares of our common stock for sale to the public.

Holders.

As of June 27, 2012, we had five record holders of an aggregate of 160,000 shares of our issued and outstanding common stock.

Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is management’s present intention to use all available funds to develop our business.

Securities Authorized for Issuance under Equity Compensation Plans.

We have not authorized any compensation plans under which any of our equity securities are authorized for issuance.

14

Item 10. Recent Sales of Unregistered Securities.

On June 23, 2010, we issued 100,000 shares of our common stock to Mark Crone in exchange for past services rendered in the amount of $5,000 and 100,000 shares of our common stock to Bosch Equities, L.P. for cash in the amount of $5,000. These shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

The sale and issuance of these shares qualified for exemption under Section 4(2) of the Securities Act of 1933 because the issuance did not involve a public offering as defined in Section 4(2) due to the nature of the purchasers and the size and manner of the offering. The purchasers are sophisticated individuals who meet the definition of "accredited investors" set forth in Rule 501 of Regulation D. In addition, the purchasers possessed the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 11. Description of Registrant’s Securities to be Registered.

Common and Preferred Stock.

We are authorized by our Articles of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are common stock, par value $0.001 per share and 10,000,000 are shares of blank check preferred stock, par value $0.001 per share. As of June 27, 2012, 160,000 shares of common stock and zero shares of preferred stock were issued and outstanding.

Common Stock

Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment to our creditors, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. We have never declared or paid cash dividends and we do not anticipate declaring a dividend in the foreseeable future.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 10,000,000 shares of blank check preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Our Articles of Incorporation authorize our Board to issue shares of preferred stock in one or more classes or series within a class upon authority of the Board without further stockholder approval. Any preferred stock issued in the future may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. In addition, any such shares of preferred stock may have class or series voting rights. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the un-issued preferred stock might tend to discourage or render more difficult a merger or other change in control. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The description of our securities is a summary which includes a description of the material terms of Yinhang’s securities, and is qualified in its entirety by the provisions of our Articles of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

Nevada Corporate Law

Control Share Acquisition Rules. Nevada law contains provisions governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition statutes provide that a person or entity acquires a “controlling interest” whenever it acquires shares that, but for the operation of the control share acquisition statutes, would bring its voting power within any of the following three ranges:

15

☐	20 to 33 1/3%;

☐	33 1/3 to 50%; or

☐	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition statutes through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition statutes.

The control share acquisition statutes are applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation, which:

☐	has 200 or more stockholders of record, at least 100 of whom have Nevada addresses appearing on the corporation’s stock ledger; and

☐	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record with Nevada addresses on our stock ledger or 200 stockholders of record. Therefore, the provisions of the control share acquisition statutes do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition statutes may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

Nevada Combination with Interested Stockholders Statute. This statute may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having:

☐	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

☐	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

☐	representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate of the resident domestic corporation that was a beneficial owner of 10% or more of the voting shares at any time during the prior three years. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

☐	the highest price per share paid by the interested stockholder (after it held at least 5% of the voting shares) within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, plus interest thereon and less any dividends received up to the amount of such interest;

☐	the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, plus interest thereon and less any dividends received up to the amount of such interest; or

☐	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

16

The business combinations statutes are applicable only to shares of a “resident domestic corporation” as defined by the Nevada law. A resident domestic corporation is a Nevada corporation, which has 200 or more stockholders of record. At this time, we do not have 200 stockholders of record. Therefore, the provisions of the control share acquisition statutes do not apply to acquisitions of our shares and will not until such time as these requirements have been met. In addition, unless the corporation’s articles of incorporation provide otherwise, the business combinations statutes generally do not apply if the resident domestic corporation does not have a class of voting shares registered with the SEC under Section 12 of the Exchange Act.

A corporation may elect to exempt the corporation from the provisions of the business combinations statutes through adoption of a provision to that effect in the articles of incorporation of the corporation; provided that any such amendment effected after the corporation has become a resident domestic corporation will not be effective to exempt combinations or purchases for 18 months after the approval of such amendment by a majority of the disinterred stockholders.

Our Articles of Incorporation do not exempt us from the business combination statutes nor do they provide that the business combination statutes will apply before we have a class of shares registered with the SEC.

Debt Securities.

None.

Other Securities to be Registered.

None.

Item 12. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes allows a corporation to indemnify any officer, director, employee or agent who is a party or is threatened to be made a party to a litigation by reason of the fact that he or she is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer if:

☐	the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; and

☐	with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Our Articles of Incorporation and By-laws provide for the indemnification of our officers and directors to the maximum extent permitted by Nevada law against all expenses and liabilities reasonably incurred in connection with services for the Company or on its behalf.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data.

See financial statements beginning on page F-1.

Item 14. Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

17

Item 15. Financial Statements and Exhibits.

Exhibits.

Exhibit
Number	Description
3.1	Articles of Incorporation*
3.2	Certificate of Amendment to Articles of Incorporation*
3.3	By-Laws*
3.4	Certificate of Amendment re Name Change*
10.1	Stock Purchase Agreement dated June 23, 2010 by and between Mark Crone and Time Essence, Inc.*
10.2	Stock Purchase Agreement dated June 23, 2010 by and between Bosch Equities L.P. and Time Essence, Inc.*
10.3	Repurchase Agreement dated April 10 , 2012*
10.4	Stock Purchase Agreement dated April 25, 2012 by and between Mark Crone and Yong Xu, Yahong Zhao, Yinghua Zhang, Zhenlin Song, and Suhang Jiang*
10.5	Stock Purchase Agreement dated April 25, 2012 by and between Bosch Equities L.P. and Yong Xu, Yahong Zhao, Yinghua Zhang, Zhenlin Song, and Suhang Jiang*
10.6	Commitment Letter dated June 10, 2012 by and between Yinhang Internet Technologies Inc. and Yong Xu**

* Previously filed

** Filed herewith

18

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 28, 2012	Yinhang Internet Technologies Development, Inc.

	By:	/s/ Yong Xu
Name: Yong Xu
Title: Chief Executive Officer

19

Yinhang Internet Technologies Development, Inc.

(A Development Stage Company)

December 31, 2011 and 2010

Index to Financial Statements

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets at December 31, 2011 and 2010	F-3

Statements of Operations for the year ended December 31, 2011 and for the periods from May 5, 2010 (inception) through December 31, 2010 and 2011	F-4

Statements of Stockholder’s Deficit for the year ended December 31, 2011 and for the periods from May 5, 2010 (inception) through December 31, 2010 and 2011	F-5

Statements of Cash Flows for the year ended December 31, 2011 and for the periods from May 5, 2010 (inception) through December 31, 2010 and 2011	F-6

Notes to the Financial Statements	F-7

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Yinhang Internet Technologies Development, Inc. (A Development Stage Company)

San Francisco, CA

We have audited the accompanying balance sheets of Yinhang Internet Technologies Development, Inc. (a development stage company) (the “Company”) as of December 31, 2011 and 2010 and the related statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2011 and the periods from May 5, 2010 (inception) through December 31, 2010 and 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yinhang Internet Technologies Development, Inc. as of December 31, 2011 and 2010 and the results of its operations and its cash flows for the year ended December 31, 2011 and the periods from May 5, 2010 (inception) through December 31, 2010 and 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a working capital deficit and a deficit accumulated during the development stage at December 31, 2011 and has incurred net losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Malone Bailey, LLP

Houston, Texas

April 9, 2012, except for Note 7 as to which the date is April 30, 2012

F-2

YINHANG INTERNET TECHNOLOGIES DEVELOPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31,	December 31,
	2011	2010

ASSETS
CURRENT ASSETS
Cash	$522	$3,283

TOTAL ASSETS	$522	$3,283

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Account payable to related party	$800	$800
Total Current Liabilities	800	800

STOCKHOLDERS’ DEFICIT
Preferred Stock, $0.001 par value 10,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 160,000 and 200,000 shares, respectively, issued and outstanding	160	200
Additional paid-in capital	7,840	9,800
Deficit accumulated during the development stage	(8,278)	(7,517)
Total Stockholders’ Deficit	(278)	(2,483)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$522	$3,283

See accompanying notes to the financial statements

F-3

YINHANG INTERNET TECHNOLOGIES DEVELOPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

		May 5, 2010	May 5, 2010
	Year	(Inception)	(Inception)
	Ended	through	through
	December 31, 2011	December 31, 2010	December 31, 2011

REVENUES	$-	$-	$-

COSTS AND OPERATING EXPENSES
General and administrative expenses	761	7,517	8,278
Total Operating Expenses	761	7,517	8,278

NET LOSS	$(761)	$(7,517)	$(8,278)

Net loss per common share - basic and diluted	$(0.00)	$(0.05)

Weighted average number of common shares outstanding - basic and diluted	168,000	159,167

See accompanying notes to the financial statements.

F-4

YINHANG INTERNET TECHNOLOGIES DEVELOPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ DEFICIT

					Deficit Accumulated
	Common Stock		Additional	Preferred	During Development
	Shares	Par Value	Paid-in Capital	Stock	Stage	Total

Balances May 5, 2010 (Inception)	-	$-	$-	$-	$-	$-

Common stock issued for legal and management fees	100,000	100	4,900	-	-	5,000

Sale of common stock	100,000	100	4,900			5,000

Net loss	-	-	-	-	(7,517)	(7,517)

Balances December 31, 2010	200,000	$200	$9,800	$-	$(7,517)	$2,483

Repurchase and cancellation of common stock	(40,000)	(40)	(1,960)			(2,000)

Net loss	-	-	-	-	(761)	(761)

Balances December 31, 2011	160,000	$160	$7,840	$-	$(8,278)	$(278)

See accompanying notes to the financial statements.

F-5

YINHANG INTERNET TECHNOLOGIES DEVELOPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

		May 5, 2010	May 5, 2010
	Year	(Inception)	(Inception)
	Ended	through	through
	December 31,	December 31,	December 31,
	2011	2010	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(761)	$(7,517)	$(8,278)
Adjustments to reconcile net loss to net cash used in operating activities
Common stock issued for services	-	5,000	5,000
Changes in operating assets and liabilities
Accounts payable to related party	-	800	800
Net Cash Used in Operating Activities	(761)	(1,717)	(2,478)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	5,000	5,000
Repurchase of and cancellation common stock	(2,000)	-	(2,000)
Net Cash Provided by (Used in) Financing Activities	(2,000)	5,000	3,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,761)	3,283	522

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,283	-	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$522	$3,283	$522

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	-	-	-

See accompanying notes to the financial statements

F-6

YINHANG INTERNET TECHNOLOGIES DEVELOPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Nature of Operations

Yinhang Internet Technologies Development, Inc. (a development stage company) was incorporated in Nevada on May 5, 2010, with an objective to acquire, or merge with, an operating business.   As of December 31, 2011, we have not yet commenced any operations.

We, based on proposed business activities, are a "blank check" company. The Securities and Exchange Commission (“SEC”) defines such a company as “a development stage company” that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and is issued ‘penny stock,’ as defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. We do not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until after we consummate a business combination.

We organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent that desires to employ our funds in its business. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business (“Business Combination”) rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The analysis of new business opportunities will be undertaken by or under the supervision of our officers and directors.

Note 2 – Significant Accounting Policies

Basis of Presentation

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

We are a development stage company as defined by section 810-10-20 of the FASB Accounting Standards Codification. We devote substantially all of our efforts on establishing the business and our planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of our exploration stage activities.

Emerging Growth Company

We are an emerging growth company. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBs Act, which allows us to delay the adoption of new or revised accounting standard applicable to public companies until the standard becomes mandatory for private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Due to the limited level of operations, we have not had to make material assumptions or estimates other than the assumption that we are a going concern.

Fiscal Year End

We elected December 31 as our fiscal year ending date.

F-7

Cash Equivalents

We consider all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Income Taxes

We follow Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

We adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  We had no material adjustments to our liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net Loss Per Common Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of December 31, 2011.

Recently Issued Accounting Standards

We do not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that we will continue as a going concern.  As reflected in the accompanying financial statements, we had a working capital deficit of $278 at December 31, 2011, a deficit accumulated during the development stage of $8,278 at December 31, 2011, and a net loss from operations of $761 for the year ended December 31, 2011.

While we attempt to commence operations and generate revenues, our cash position may not be sufficient enough to support our daily operations.  We intend to raise additional funds by way of a public or private offering.  Management is actively seeking a target company through the use of management’s personal network, and plans to find a target company within the next 12 months. Management believes that the actions presently being taken to further implement our business plan and generate revenues provide the opportunity for us to continue as a going concern.  While we believe in the viability of our strategy to generate revenues and in our ability to raise additional funds, there can be no assurances to that effect.  Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Note 4 – Stockholder’s Equity

We incorporated on May 5, 2010 through the filing of our Articles of Incorporation with the State of Nevada.

On June 23, 2010, 100,000 shares of common stock were issued to our founders at $0.05 per share or $5,000 for services performed.

On June 23, 2010, we sold 100,000 common shares for $5,000 cash.

F-8

In May 2011, we repurchased and cancelled 40,000 common shares for $2,000 cash.

We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of Blank Check Preferred stock, $0.001 par value.

Note 5 – Related Party Transaction

We have been provided office space by our prior Chief Executive Officer Mark Crone at no cost. We determined that such cost is nominal and did not recognize the rent expense in its financial statements. Additionally, our prior President and Chief Executive Officer is the principal in the firm The Crone Law Group. The Crone Law Group paid business license and operating expenses on our behalf in the amount of $2,242 ($1,673 during 2010 and $569 during 2011) for which we provided reimbursement. As of December 31, 2011 and 2010, the amount payable to The Crone Law Group was $800.

Note 6 – Income Taxes

We use the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During the years ended December 31, 2011 and 2010, we incurred net losses and, therefore, have no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $3,278 at December 31, 2011.

Deferred tax assets consisted of the following at December 31, 2011 and 2010:

	2011	2010
Net operating loss carry-forward	$1,147	$881
Valuation allowance	(1,147)	(881)
Net deferred tax asset	$-	$-

Note 7 – Subsequent Events

On April 25, 2012, the previous stockholders of the Company sold their 160,000 common shares to the current officers and Directors of the Company. The sale of these shares resulted in a change of control.

F-9

YINHANG INTERNET TECHNOLOGIES DEVELOPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

March 31, 2012

Index to Financial Statements

Contents	Page(s)

Balance Sheets at March 31, 2012 (unaudited) and December 31, 2011	F-2

Statements of Operations for the three months ended March 31, 2011 and 2012 and for the period from May 5, 2010 (inception) through March 31, 2012 (unaudited)	F-3

Statements of Cash Flows for the three months ended March 31, 2011 and 2012 and for the period from May 5, 2010 (inception) through March 31, 2012 (unaudited)	F-4

Notes to the Unaudited Financial Statements	F-5

F-1

YINHANG INTERNET TECHNOLOGIES DEVELOPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2012	2011

ASSETS
CURRENT ASSETS
Cash	$674	$522

TOTAL ASSETS	$674	$522

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable to related party	$500	$800
Total Current Liabilities	500	800

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value 10,000,000 shares authorized, none
issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized,
160,000 shares issued and outstanding	160	160
Additional paid-in capital	8,840	7,840
Deficit accumulated during the development stage	(8,826)	(8,278)
Total Stockholders' Equity (Deficit)	174	(278)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$674	$522

See accompanying notes to the unaudited financial statements

F-2

YINHANG INTERNET TECHNOLOGIES DEVELOPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011	May 5, 2010 (Inception) through March 31, 2012

REVENUES	$-	$-	$-

COSTS AND OPERATING EXPENSES
General and administrative expenses	548	48	8,826
Total Operating Expenses	548	48	8,826

NET LOSS	$(548)	$(48)	$(8,826)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)
Weighted average number of common shares
outstanding - basic and diluted	160,000	192,444

See accompanying notes to the unaudited financial statements.

F-3

YINHANG INTERNET TECHNOLOGIES DEVELOPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31, 2012	Three Months Ended March 31, 2011	May 5, 2010 (Inception) through March 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(548)	$(48)	$(8,826)
Adjustments to reconcile net loss to net cash used in
operating activities:
Common stock issued for services	-	-	5,000
Changes in operating assets and liabilities:
Accounts payable to related party	(300)	-	500
Net Cash Used in Operating Activities	(848)	(48)	(3,326)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	-	5,000
Contributed capital	1,000	-	1,000
Repurchase of common stock	-	(2,000)	(2,000)
Net Cash Provided by Financing Activities	1,000	(2,000)	4,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	152	(2,048)	674

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	522	3,283	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$674	$1,235	$674

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	-	-	-

See accompanying notes to the unaudited financial statements

F-4

YINHANG INTERNET TECHNOLOGIES DEVELOPMENT, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

(Unaudited)

Note 1 – Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s annual report for the year ended December 31, 2011. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would be substantially duplicate the disclosures contained in the audited financial statements as reported in the 2011 annual report have been omitted.

Note 2 – Going Concern

The accompanying financial statements have been prepared assuming that we will continue as a going concern.  As reflected in the accompanying financial statements, we had working capital of $174 and a deficit accumulated during the development stage of $8,826 at March 31, 2012 and a net loss from operations of $548 for the three months ended March 31, 2012.

While we attempt to commence operations and generate revenues, our cash position may not be sufficient enough to support our daily operations.  We intend to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement our business plan and generate revenues provide the opportunity for us to continue as a going concern.  While we believe in the viability of our strategy to generate revenues and in our ability to raise additional funds, there can be no assurances to that effect.  Our ability to continue as a going concern is dependent upon our ability to further implement our business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Note 3 – Stockholder’ Equity

We incorporated on May 5, 2010 through the filing of our Articles of Incorporation with the State of Nevada.

On June 23, 2010, 100,000 shares of common stock were issued to our founders at $0.05 per share for services performed.

On June 23, 2010, we sold 100,000 common shares for $5,000 cash.

In May 2011, we repurchased and cancelled 40,000 common shares for $2,000 cash.

In March 2012, our prior President and Chief Executive Officer contributed $1,000 cash to the Company.

We are authorized to issue up to 100,000,000 shares of common stock, $0.001 par value and 10,000,000 shares of Blank Check Preferred stock, $0.001 par value.

Note 4 – Related Party Transaction

We have been provided office space by our prior Chief Executive Officer at no cost. We determined that such cost is nominal and did not recognize the rent expense in its financial statements. Additionally, our prior President and Chief Executive Officer is also the principal in the firm The Crone Law Group. The Crone Law Group paid business license and operating expenses on our behalf in the amount of $95 for which we provided reimbursement. As of March 31, 2012 and December 31, 2011, the amount payable to The Crone Law Group was $500 and $800, respectively.

F-5

Note 5 – Subsequent Events

On April 25, 2012, the previous stockholders of the Company sold their 160,000 common shares to the current officers and Directors of the Company. The sale of these shares resulted in a change of control.

F-6